Exhibit 10.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS AGREEMENT.  THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST.  A COMPLETE VERSION OF THIS AGREEMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

RESEARCH AND DEVELOPMENT AGREEMENT

This Research Agreement (“Agreement”) is between PerkinElmer Health Sciences, Inc., a Delaware corporation with a principal place of business at 940 Winter Street, Waltham, MA 02451 (“PerkinElmer”), and Trovagene, Inc., a Delaware corporation with a principal place of business at 11055 Flintkote Avenue, San Diego, CA 92121 (“TROV”), and is effective as of the date of last signature below (the “Effective Date”).  PerkinElmer and TROV may be referred to each individually as a “Party” or collectively as “Parties.”

WHEREAS, PerkinElmer has expertise in the development and commercialization of Chemagen technology for nucleic acid preparation and TROV has expertise in the development and commercialization of technology for isolating, extracting, and analyzing nucleic acids from urine (“Transrenal NA Technology” or “TrNA Technology”); and

WHEREAS, the Parties desire to evaluate the potential of combining TROV’s TrNA Technology with PerkinElmer’s Chemagen Technology to research, validate and develop a hepatocellular carcinoma (“HCC”) assay; and

WHEREAS, PerkinElmer desires to have an option for licensing TROV’s TrNA Technology for HCC (“HCC Option”) and to have an option for licensing TROV’s TrNA Technology for * and diagnostics (“* Option”).

WHEREAS, TROV desires to have an option, following PerkinElmer’s failure to both exercise either the HCC Option or the * Option and conclude negotiations for definitive licenses, in each case, for licensing certain interests in PerkinElmer’s intellectual property rights.

NOW THEREFORE, in consideration of the above premises and the mutual covenants contained herein, the Parties hereby agree as follows:

1.                                       Scope of Proof of Principle (“PoP”) Work.  The Parties have agreed upon terms for evaluating and developing TrNA Technology and Chemagen Technology in the field of for the assessment of hepatocellular carcinoma (HCC) risk (“HCC Field”).

2.                                       Performance and Funding of PoP Work.  The agreed schedule of work for Phases 1.0 through 3.5 of the PoP work is attached as Schedule 1.

2.1                                 PerkinElmer shall pay TROV according to the following schedule, for development expenses for each phase of the PoP work.

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

CONFIDENTIAL

Phase	Payment	Timing

Phase 1.0 and 1.5	$*	Payable within thirty (30) days of execution of this Agreement

Phase 2.0 and 2.5	$* (Subject to adjustment to scope of work as mutually agreed to by the Parties)	Subject to Termination of PoP for thirty (30) days after end of Phase 1.5

Phase 3.0 and 3.5	$* (Subject to adjustment to scope of work as mutually agreed to by the Parties)	Subject to Termination of PoP for thirty (30) days after end of Phase 2.5

2.2                                 TROV will invoice PerkinElmer within fifteen (15) days of the execution of this Agreement for the Phase 1.0 and 1.5 development expense and PerkinElmer will make a payment of $*, within thirty (30) days of receipt of TROV’s invoice.

2.3                                 After Phase 1.0 and 1.5, and again after Phase 2.0 and 2.5, TROV and PerkinElmer may each individually terminate all future Phases by written notification to the other party (“Termination of PoP”) within thirty (30) days after completion of the Phase.  Absent a timely written notification, TROV will invoice PerkinElmer within fifteen (15) days for the next phase, if any, and PerkinElmer will make a payment within thirty (30) days of receipt of TROV’s invoice.  Non-payment of the invoice within 30 days will have the same effect as a written notification to TROV for Termination of PoP.  For the avoidance of doubt, and by exercising Termination of PoP, neither Party is committed to any PoP work beyond Phases 1.0 and 1.5.

2.4                                 TROV and PerkinElmer agree that in the absence of a Termination of PoP by either Party, the Parties may mutually agree to adjust, alter, and/or modify the scope of work, the objective, the timing, the payment, the supplies, the inputs required from either Party, the deliverables, the experimental design, and the management plan, for any remaining Phase of the PoP work.

3.                                       Intellectual Property Rights.

3.1                                 Pre-Existing Intellectual Property Rights (“IPR”).  The Parties agree that (i) PerkinElmer owns and maintains all intellectual property rights to any and all pre-existing PerkinElmer technology, and (ii) TROV owns and maintains all intellectual property rights to any and all pre-existing TROV technology, in each instance, “Background IPR”.

3.2                                 Inventions.  The Parties agree that there may be technical and/or scientific ideas, developments, and/or improvements conceived and reduced to practice by either Party or both, or by employees or third party contractors that are employed by or engaged by either Party or both, in the performance of any activities under the Agreement.  Any such technical and/or scientific ideas, developments, and/or improvements, for which a patent application is filed in a patent office, domestic or foreign, shall be deemed an “Invention” except for any developments that are designated, in advance by both Parties, as “work for hire”.  Inventorship of any Invention shall be determined in accordance with U.S. patent laws.

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

Except as agreed to by the Parties as set forth below, Ownership of Inventions shall follow inventorship, and may be sole or joint, except in the event a particular project identifies the development effort as, “work for hire” and identifies a Party as a sole owner.  Each Party shall notify the other of an Invention in writing within thirty (30) days of receiving an invention disclosure.

3.3                                 Phase 1.0 Intellectual Property Ownership.  All Inventions arising from Phase 1.0 of the PoP work shall be the sole and exclusive property of TROV.  TROV shall inform PerkinElmer in writing of any Inventions as and when they occur and shall, if requested by PerkinElmer, supply a report detailing all the Inventions of the PoP work no later than thirty (30) days after its completion.  For any Invention arising from Phase 1.0 with PerkinElmer ownership by effect of U.S. inventorship law, PerkinElmer agrees to assign its rights to TROV.  In the event that TROV or PerkinElmer is the sole owner of an Invention, either due to inventorship or assignment, such Invention shall be subject to the Options of sections 4, 5 and 6 below.

3.4                                 Phase 1.5 Intellectual Property Ownership.  All Inventions arising from Phase 1.5 of the PoP work shall be the sole and exclusive property of PerkinElmer and shall be subject to the Options of section s 4 and 5 noted below.  However, nothing in this Agreement shall be construed to provide PerkinElmer any license rights to any necessary TROV Background IPR absent execution by both Parties of a separate agreement after PerkinElmer’s exercise of the HCC Option or * Option and negotiation as set forth in Section 4.  PerkinElmer shall inform TROV in writing of any Inventions as and when they occur and shall, if requested by TROV, supply a report detailing all the Inventions of the PoP work no later than thirty (30) days after its completion.  For any Invention arising from Phase 1.5 with TROV ownership by effect of U.S. inventorship law, TROV agrees to assign its rights to PerkinElmer.  In the event that TROV or PerkinElmer is the sole owner of an Invention, either due to inventorship or assignment, such Invention shall be subject to the Options of sections 4, 5 and 6 below.

3.5                                 Phases 2.0 through 3.5 Intellectual Property Ownership.  Ownership of all Inventions arising from PoP work in Phases 2.0, 2.5, 3.0, and 3.5 shall follow U.S. inventorship law, and may be sole or joint.  In the event that TROV or PerkinElmer is the sole owner of an Invention, such Invention shall be subject to the Options of sections 4 and 5below.  In the event that TROV and PerkinElmer jointly own an Invention, and the Invention is a derivative or improvement of TROV Background IPR, PerkinElmer agrees to assign all rights, title and interest in the Invention to TROV.  In the event that TROV and PerkinElmer jointly own an Invention, and the Invention is a derivative or improvement of PerkinElmer Background IPR, TROV agrees to assign all rights, title and interest in the Invention to PerkinElmer.  In all instances, such assigned Inventions are also subject to the Options in sections 4, 5 and 6.  Each Party shall inform the other Party in writing of any Inventions as and when they occur and shall, if requested by the other Party, supply a report detailing all the Inventions of the PoP work no later than thirty (30) days after its completion.

3.6                                 Patent Filings for Inventions.  Each Party will solely bear all responsibility for obtaining or securing rights to an Invention solely owned by the Party.

3.7                                 Jointly Owned Intellectual Property (“Joint IP”).  Subject to the Option rights of Sections 4, 5 and 6, Intellectual property that is jointly owned by more than one Party (each a “Joint Owner”) shall be in accordance with U.S. patent laws.  Each Joint Owner of Joint IP will have a joint and undivided equal interest in such Joint IP.  Each Joint Owner may use, license, and otherwise exploit such Joint IP throughout the world without the consent of, or any obligation to account to, the other Joint Owner.  The Parties will negotiation in good faith the allocation of responsibilities for prosecution of any Joint IP.  Each Joint Owner will cooperate with the other Joint Owner in registering, maintaining, protecting, and enforcing Joint IP, and will take such actions and execute such documents as the other Joint Owner may reasonably request in connection therewith.  Each Joint Owner agrees that it may be joined in any action that requires the joinder or agreement of all co-owners at the expense of the Party initiating the action.

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

3.8                                 Additional Patent Filings.  During the course of the proof of principle work, TROV and PerkinElmer have agreed that it may be desirable to file additional patent applications (including divisionals etc.) relating to the TROV IPR in order to maximise its value in the HCC Field.  Any patent application filed in the name of TROV shall be managed by TROV and TROV shall be responsible for patent costs until such time as PerkinElmer exercises the HCC Option or * Option to license the TROV IPR.  Thereafter, PerkinElmer shall pay one-half of all reasonable costs incurred (regardless whether incurred prior to or after the HCC Option or * Option exercise) and TROV shall invoice PerkinElmer periodically to recover these costs, to be paid no later than 30 days from receipt.  At such time as PerkinElmer becomes an exclusive licensee, TROV agrees to consider PerkinElmer’s suggestions concerning patent strategy.

3.9                                 Each Party will ensure that its employees, agents and other individuals who participate in the PoP work have effectively and irrevocably assigned to such Party in writing any and all rights they may have in or to any Invention.

3.10                           No Party will file, or cause to be filed, any patent application contrary to, or asserting ownership which is in any manner inconsistent with, the ownership and assignment provisions set forth in this Section 3.  Promptly upon the written request of a Party affected by a breach (whether or not intentional) of this Section, the breaching Party will assign any such patent application or resulting patent to the affected Party.

3.11                           This Agreement constitutes a “joint research agreement” as that term is used in 35 USC Section 102(c).

4.                                       HCC Option for PerkinElmer to Obtain Exclusive License Rights.

4.1.                              TROV shall grant PerkinElmer an exclusive option (“HCC Option”) to obtain an exclusive, royalty-bearing license to TROV’s interest in any Invention and/or to TROV Background IPR to the extent such TROV Background IPR would be useful or necessary to PerkinElmer (i.e. including but not limited to development phases that produce no Inventions or in the event of “work for hire” development) for use within the HCC Field.

4.2.                              The HCC Option may be exercised as follows:  Within fifteen (15) days of PerkinElmer receiving from or providing to TROV a written notification of the end of a PoP phase selected from Phases 1.5, 2.5, and 3.5, PerkinElmer shall notify TROV in writing of its desire to exercise the HCC Option.

4.3.                              The Parties shall enter into good faith negotiations as to commercially reasonable and mutually acceptable terms and conditions of the exclusive license.  The good faith negotiations may include, but not be limited to, the royalty rate, minimum royalty, and milestone payments.  For the purposes of the present paragraph, commercially reasonable shall mean taking into consideration at least the following: the contribution of the Invention or Background IPR to a product(s) and/or service(s) incorporating the Invention or requiring the Background IPR; the contribution of the respective Parties to the conception of the Invention or need for Background IPR; the investment in developing, testing, and marketing the product and/or service; the price and market size for the product and/or service; other licenses paid to market and sell the product and/or service; and, the price of any competitive products and/or services.

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

4.4.                              In the event that despite good faith efforts, the Parties are unable to agree on such terms and conditions within sixty (60) days after TROV’s receipt of notice of PerkinElmer’s exercise of the HCC Option, or in the event that the PerkinElmer does not exercise the HCC Option within the fifteen (15) day notice period, TROV shall be free to license any Invention to any non-affiliated third party upon such bona fide terms as TROV deems appropriate, without any further obligation to PerkinElmer.

4.5.                              If, for a period of one (1) year following the end of the HCC Option’s sixty (60) day negotiation period, TROV wishes to enter into a license agreement with a third party pursuant to which TROV shall grant to such third party a license to any Invention on terms that are in the aggregate more favorable to TROV than the terms last offered by TROV to PerkinElmer, then TROV shall, prior to entering into such license agreement, first offer to enter into such license agreement with PerkinElmer instead of such third party.  If PerkinElmer accepts TROV’s offer to enter into such license agreement within thirty (30) days after TROV delivers such license agreement to PerkinElmer, then PerkinElmer and TROV shall execute and deliver such license agreement.  If PerkinElmer has not accepted TROV’s offer to enter into such license agreement within such thirty (30) day period, then TROV shall be free to execute and deliver such license agreement with such third party.

5.                                       * and Diagnostics Option.

5.1.                              TROV shall grant PerkinElmer an exclusive option (“* Option”) to obtain an exclusive, royalty-bearing license to TROV’s interest in any Invention and/or to TROV Background IPR to the extent such TROV Background IPR would be useful or necessary to PerkinElmer (i.e. including but not limited to development phases that produce no Inventions or in the event of “work for hire” development) for use within the field of *  and diagnostics (“* Field”).

5.2.                              The * Option may be exercised as follows:  Within fifteen (15) days of PerkinElmer receiving from or providing to TROV a written notification of the end of Phase 1.5, PerkinElmer shall notify TROV in writing of its desire to exercise the * Option.

5.3.                              The Parties shall enter into good faith negotiations as to commercially reasonable and mutually acceptable terms and conditions of the exclusive license.  The good faith negotiations may include, but not be limited to, the royalty rate, minimum royalty, and milestone payments.  For the purposes of the present paragraph, commercially reasonable shall mean taking into consideration at least the following: the contribution of the Invention or Background IPR to a product(s) and/or service(s) incorporating the Invention or requiring the Background IPR; the contribution of the respective Parties to the conception of the Invention or need for Background IPR; the investment in developing, testing, and marketing the product and/or service; the price and market size for the product and/or service; other licenses paid to market and sell the product and/or service; and, the price of any competitive products and/or services.

In the event that despite good faith efforts, the Parties are unable to agree on such terms and conditions within sixty (60) days after TROV’s receipt of notice of PerkinElmer’s exercise of the * Option, or in the event that the PerkinElmer does not exercise the * Option within the fifteen (15) day notice period, TROV shall be free to license any Invention to any third party upon such bona fide terms as TROV deems appropriate, without any further obligation to PerkinElmer.

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

6.              TROV Option Following HCC and * Options

6.1.                            PerkinElmer shall grant TROV an option (“TROV Option”), in each instance, following a) PerkinElmer’s exercise of its HCC Option or * Option or both with no successful resulting license or a resulting license that provides non-exclusive rights to PerkinElmer, or b) PerkinElmer’s failure to exercise its HCC Option or * Option, or c) PerkinElmer’s exercise of its HCC Option or the * Option or both with a resulting license that provides exclusive rights to PerkinElmer in the HCC Field or the * Field, but not both; to obtain an exclusive or non-exclusive, royalty-bearing license, as negotiated by the Parties, to PerkinElmer’s interest in any Invention and/or to PerkinElmer Background IPR to the extent such PerkinElmer Background IPR would be useful or necessary to TROV.

6.2.                            The TROV Option may be exercised as follows:  TROV shall notify PerkinElmer in writing of its desire to exercise the TROV Option within fifteen (15) days a) after conclusion of negotiations with no successful resulting license from following PerkinElmer’s exercise of its HCC Option or * Option or both, b) after the Parties enter a non-exclusive license agreement following PerkinElmer’s exercise of its HCC Option or * Option or both, c) after PerkinElmer has relinquished both the HCC Option and * Option due to failure to exercise, d) after the Parties enter an exclusive license agreement for either HCC Field or the * Field following PerkinElmer’s exercise of its HCC Option or * Option.

6.3.                            The Parties shall enter into good faith negotiations as to commercially reasonable and mutually acceptable terms and conditions of any exclusive or non-exclusive license.  The good faith negotiations may include, but not be limited to, the royalty rate, minimum royalty, and milestone payments.  For the purposes of the present paragraph, commercially reasonable shall mean taking into consideration at least the following: the contribution of the Invention or Background IPR to a product(s) and/or service(s) incorporating the Invention or requiring the Background IPR; the contribution of the respective Parties to the conception of the Invention or need for Background IPR; the investment in developing, testing, and marketing the product and/or service; the price and market size for the product and/or service; other licenses paid to market and sell the product and/or service; and, the price of any competitive products and/or services.

In the event that despite good faith efforts, the Parties are unable to agree on such terms and conditions within sixty (60) days after PerkinElmer’s receipt of notice of TROV’s exercise of the TROV Option, or in the event that TROV does not exercise the TROV Option within the fifteen (15) day period, PerkinElmer shall be free to license any Invention to any third party upon such bona fide terms as PerkinElmer deems appropriate, without any further obligation to TROV.

7.                                      Results: Access, Third Party Disclosures and Publication.  The data generated from performance of the PoP work, including without limitation raw, annotated, and summarized data, is referred to in this Agreement as the “Results.”  Subject to the restrictions noted in this section, the Parties agree to make all Results freely available to each other.  Any disclosure to a third party, publication, or public presentation of the Results (each, a “Publication”) must be approved in advance by both Parties in writing regardless of whether or not a non-public disclosure is made to a third party who has assumed confidentiality or non-use obligations to PerkinElmer or TROV.  To the extent relevant, Publication will appropriately cite the contributions of each Party using customary standards of scientific attribution.  Each Party will provide, for the other Party’s approval, a draft of any Publication at least thirty (30) days prior to submission for publication or presentation or third party disclosure.  However, and only in the absence of a successful exclusive license agreement between the Parties under the HCC Option or * Option, each Party shall be free to disclose Results to a third party who has assumed confidentiality obligations to the disclosing Party.

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

A non-publishing Party may identify any of its Confidential Information in the draft Publication in a written notice to the publishing Party, and the publishing Party will delete such Confidential Information prior to submission for publication or presentation.  A non-publishing Party may also identify any of its Intellectual Property in the proposed Publication for which it desires to file a patent application and request in writing that the publishing Party either delete the information or delay the Publication until the earlier of the patent application filing date or ninety (90) days after written notice requesting the delay, and the publishing Party will so either delete or delay.  Nothing in this section shall be construed as limiting the ability of either Party to any patent filings or otherwise secure intellectual property rights.

The Parties recognize that the PoP work includes the use of human samples provided by TROV and derivatives of such samples, including but not limited to urine samples, isolated nucleic acids, and transrenal nucleic acids and copies thereof.  The Parties agree that no TROV provided human sample or derivative thereof may be provided to any third party unless approved in advance by both Parties in writing regardless of whether or not the third party has assumed confidentiality or non-use obligations to PerkinElmer or TROV.  The Parties further agree to destroy all existing TROV provided human samples and derivatives thereof upon the expiration or termination of this Agreement.

8.                                      Liability.

8.1                               PerkinElmer acknowledges that the proof of principle work represents experimental research and the use of experimental materials whose properties and safety may not have been established.  Accordingly specific results cannot be guaranteed and any results or materials arising from the work are provided “as is” and without any express or implied warranties, representations or undertakings.

8.2                               To the extent permitted by law, the maximum limit of either Party’s liability in connection with this agreement, whether in contract, tort, negligence, breach of statutory duty or otherwise shall not exceed the price paid (including all amounts that should have been paid) by PerkinElmer under this agreement, except that this limit shall not apply in respect of any death or personal injury caused by a Party’s negligence or willful misconduct.  Neither Party shall be liable to the other in contract, tort, negligence, breach of statutory duty or otherwise for any loss, damage, costs or expenses of any nature whatsoever incurred or suffered by such Party of an indirect or consequential nature.

9.                                      Term and Termination.

9.1                               The term of this Agreement shall come into force on the date of last signature and, unless earlier terminated by PerkinElmer or TROV via a written notification of Termination of PoP, shall expire no later than thirty (30) days from completion of all phases of PoP work.

9.2                               This Agreement can be terminated by written notice by either TROV or PerkinElmer in the event of the material breach by the other of any of the obligations contained in this Agreement, which breach, if it can be remedied, remains uncured within thirty (30) days after receipt by the Party in breach of written notice from the other specifying the breach and the action required to remedy the same.

9.3                               The expiration or early termination of this Agreement shall not affect the rights and obligations of the Parties under the terms of this Agreement relating to ownership and use of any Inventions, TROV IPR, or liability as described herein; provided, however, that the HCC Option, the * Option and the TROV Option, if not exercised, shall expire upon the expiration or termination of this Agreement.

*Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portion.

10.                               Other Terms.

10.1.                     TROV and PerkinElmer agree that the terms set out in this Agreement and the attached Schedule 1 constitute the entire agreement between the Parties.  Any variation shall be in writing and signed by authorized signatories for both Parties.  For clarity, the Confidential Disclosure Agreement between PerkinElmer and TROV dated                                                                                                                                                                               (the “CDA”) remains in full force and effect and all information disclosed by one Party to the other Party pursuant to this Agreement shall be deemed to be the Confidential Information of such disclosing Party pursuant to the CDA.  Notwithstanding the last sentence of Section 2 of the CDA, the rights of the Receiving Party to use the Confidential Information of the other Party for the Purpose shall extend throughout the term of this Agreement and the “Purpose” shall be deemed to include enablement of the Receiving Party’s performance of its obligations pursuant to this Agreement.

10.2                        Each of TROV and PerkinElmer MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, THE VALIDITY OF PATENT RIGHTS CLAIMS ISSUED OR PENDING, OR THAT THE USE OR PRACTICE OF THE PATENT RIGHTS WILL NOT INFRINGE ON ANY PATENT COPYRIGHT, TRADEMARK, OR OTHER PROPRIETARY RIGHTS.

10.3                        The failure on the part of either TROV or PerkinElmer to exercise or enforce any such right conferred upon it under the Terms of this Agreement shall not be deemed to be a waiver of any right or operate to bar the enforcement thereof at any time or time thereafter.

10.4                        All obligations, duties and actions performed by the Parties hereunder shall be performed as an independent contractor.  Nothing in this Agreement shall be construed as constituting a Party or any person within a Party’s employment as an agent, employee or joint venturer of or with the other Party, or as otherwise authorizing either Party to act for or on behalf of the other Party.

10.5                        This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, U.S.A. without regard to the conflicts of law provisions thereof.  The Parties shall use good faith efforts to resolve any dispute, claim or proceeding arising out of or relating to this agreement.  In the event that any disputes cannot be resolved then the senior executives of the Parties who have authority to settle the same shall use good faith efforts to resolve the same.  If the matter is not resolved through negotiation, it shall be settled  by arbitration according to the terms of the American Arbitration Association.

10.6                        Amendment and Waiver. This Agreement may not be amended except by a writing signed by authorized representatives of each Party. A waiver of any breach or provision of this Agreement may only be made in a writing signed by an authorized representative of the waiving Party.  Any waiver of a particular provision or breach of this Agreement by a Party may not be construed as, or constitute, a continuing waiver of such provision or breach, or of other breaches of the same or other provisions of this Agreement.

10.7                        Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable by a court of competent jurisdiction, the other provisions of this Agreement will not be affected and will remain in full force and effect, and the Agreement will be interpreted as if such provision were not included in this Agreement, provided that the Parties will in good faith negotiate an amendment to the Agreement to replace the excluded provision with a legal, valid, and enforceable provision that addresses the intent of the excluded provision.

10.8                        Interpretation.  The headings in this Agreement are for purposes of convenience of reference only and may not be considered in the construction or interpretation of this Agreement.  The Parties have participated jointly in the negotiation and drafting of this Agreement, and no presumption or burden of proof may arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

10.9                        Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered will be an original and all of which will constitute one and the same instrument.  Signatures delivered by electronic file or facsimile will be deemed to be original signatures.

10.10                 Notice. Any notice given under this Agreement must be in writing and delivered to the address for such Party set forth on the signature page of this Agreement, via certified mail return receipt requested, or via overnight courier.  A Party may from time to time change its address for notices by providing written notice of such change to the other Parties in writing in accordance with this Section 10.10.  Any notice will be deemed given upon receipt by the addressee, which may be confirmed by a delivery receipt.

10.11                 Agreement Terms and Press Release.  This Agreement and its terms, including each and all exhibits, shall be considered Confidential Information and shall not be disclosed without the prior written approval of the other Party, including any press release announcing the execution of this Agreement.  Notwithstanding any other provision herein, a Party shall comply as required (“Legal Requirement”) under applicable law or regulation to disclose the existence of this Agreement, or a term or condition herein, and the Parties acknowledge that such a disclosure may cause information to no longer be Confidential Information.  The Party with a Legal Requirement shall give prompt written notice of the requirement to the other Party and sufficient opportunity for the other Party to object to the disclosure.  The Parties agree that the Party with the Legal Requirement shall have sole discretion for complying with an applicable law or regulation.

SIGNATURE PAGE TO

RESEARCH AND DEVELOPMENT AGREEMENT

This Agreement is executed by an authorized representative of each Party on the date set forth below, to be effective as of the Effective Date.

Trovagene, Inc.:

By:	/s/ Mike Terry

Name:	Mike Terry
Title:	VP Corporate Development
Date:	April 25, 2013

Address for notices:

PerkinElmer Health Sciences, Inc.:

By:	/s/ Richard Begley

Name:	Richard Begley
Title:	President –Emerging Technologies
Date:	April 25, 2013

Address for notices:

PerkinElmer Health Sciences, Inc.
940 Winter Street
Waltham, MA 02451
Attn: General Counsel
781-663-6900